Exhibit (10)(29)






                             JOINT VENTURE AGREEMENT


                                     between


                            TFX EQUITIES INCORPORATED


                                       and


                           MEDICAL STERILIZATION, INC.



                            Dated as of May 16, 1997




                                TABLE OF CONTENTS

                                                                                                                               Page

BACKGROUND...................................................................................................................     1


TERMS........................................................................................................................     3

1.       Definitions and Certain Interpretative Matters .....................................................................     3

         1.1      Certain Defined Terms .....................................................................................     3
         1.2      Other Interpretive Matters ................................................................................     7

 2.       Organization and Operation of SSI .................................................................................     7
         2.1      Jurisdiction of Incorporation..............................................................................     7
         2.2      Certificate of Incorporation and Bylaws....................................................................     7
         2.3      The Business of SSI: Other Business Interests and Activities of Participants ..............................     8
         2.4      Location...................................................................................................     9
         2.5      Directors and Officers; Actions by the Board ..............................................................     9
         2.6      Auditors...................................................................................................    11

3.       Capitalization of SSI...............................................................................................    11

         3.1      Subscription for Common Stock by TFX.......................................................................    11
         3.2      Subscription for Common Stock by MSI.......................................................................    11
         3.3      Subscription for Preferred Stock by TFX....................................................................    11
         3.4      Contributions by MSI ......................................................................................    12
         3.5      Additional Capital Requirements; Other Services ...........................................................    12

 4.      Dividends and Distributions.........................................................................................    12



                                        i



  5. Restriction on Transfer of Shares of SSI: Options to Purchase a Participant's Shares
         under Certain Circumstances.........................................................................................    13

         5.1      Restrictions on Transfer of Shares.........................................................................    13
         5.2      Permitted Transfers........................................................................................    16
         5.3      SSI's Option to Purchase Shares in Certain Events..........................................................    17
         5.4      SSI May Assign its Rights to Purchase Shares...............................................................    18
         5.5      Purchase Price  ...........................................................................................    18
         5.6      Transfers in Violation of this Agreement...................................................................    19
         5.7      Failure to Offer or Transfer Shares........................................................................    19
         5.8      Legends on Share Certificates..............................................................................    20

6.       Shares Acquired for Investment......................................................................................    20

7.       Assignment. ........................................................................................................    20

         7.1      Prohibited Assignment......................................................................................    20
         7.2      Permitted Transfer.........................................................................................    21

8.       Joinder by SSI......................................................................................................    21
9.       Public Announcements................................................................................................    21
10.      Governing Law; Submission to Jurisdiction of Pennsylvania...........................................................    22
11.      Notices.............................................................................................................    22

12.      Parties in Interest.................................................................................................    23

13.      Amendment and Modification..........................................................................................    24





                                       ii





14.      Entire Agreement...................................................................................................     24

15.      Headings and Titles................................................................................................     24

16.      Counterparts.......................................................................................................     24





                                       iii






                             JOINT VENTURE AGREEMENT

         THIS IS A JOINT VENTURE AGREEMENT made as of May 16, 1997 between:

         TFX EQUITIES INCORPORATED, a Delaware corporation ("TFX"), having its principal executive office at 1787 Sentry Parkway West, Building 16, Suite 220, Blue Bell, Pennsylvania 19422; and

         MEDICAL STERILIZATION, INC., a New York corporation ("MSI"), having its principal office at 225 Underhill Boulevard, Syosset, New York 11791.


                                   BACKGROUND


         A. TFX is a wholly owned subsidiary of Teleflex Incorporated, a Delaware corporation ("Teleflex").


         B. Teleflex, through its wholly owned subsidiary, Pilling Weck Inc., a Delaware corporation ("Pilling Weck") manufactures, markets and distributes throughout the world various surgical instruments and other medical products.


         C. Teleflex, through its wholly owned subsidiary, Endoscopy Specialists Incorporated ("ESI"), is in the business of supplying surgical equipment and instrumentation to hospitals and providing management, technical and related services to hospitals.








         D. MSI is in the business of (i) leasing surgical instruments to hospitals and (ii) providing decontaminating, cleaning, disinfecting, sterilizing, processing, packaging, pickup and delivery of such leased surgical instruments and related products for hospitals in the Northeast Corridor (hereinafter defined).

          E. MSI desires to expand its surgical instrument leasing and sterilization business to provide such services to hospitals outside of the Northeast Corridor; however, it does not presently have the financial and human resources to successfully launch such an expansion of its business. Therefore, MSI has determined to launch and conduct such expansion with TFX pursuant to the terms of this Agreement.

          F. TFX which owns approximately 40% of MSI's capital stock on a fully diluted basis, desires to provide the financial and human resources, through ESI, Pilling Weck and other subsidiaries, divisions or Affiliates (hereinafter defined) of Teleflex, to launch and conduct with MSI a business for the leasing of surgical instruments and related sterilization and other services to hospitals and other health care institutions in North America (other than in the Northeast Corridor) and such other areas as the Participants (hereinafter defined) may agree.

         G. This Agreement sets forth the terms on which the parties hereto will participate in the organization, capitalization and operation of a new corporation to be known as "SSI Surgical Services, Inc." ("SSI") to launch and conduct such business of leasing surgical instruments and


                                        2






related sterilization and other services to hospitals and other health care facilities in North America located outside of the Northeast Corridor.


                                      TERMS


         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       Definitions and Certain Interpretative Matters.



                  1.1 Certain Defined Terms. The following terms, when used in this Agreement with initial capital letters, having the meanings indicated:


                           (a) "Affiliate"  with respect to any person means any
other person which controls, is controlled by or is under common control with such first mentioned person. For this purpose the ownership or control by any person of 50% or more of the shares of any corporation entitled to vote generally in the election of directors shall be deemed to evidence control of such corporation. For all purposes relating to this Agreement, MSI shall not be considered or deemed to be an Affiliate of TFX unless and until TFX (or an Affiliate of TFX) shall own greater than 50% of MSI's issued and outstanding Capital Stock.




                                        3







                           (b) "Board of  Directors"  or "Board" means the board
of directors of SSI.

                           (c) "Business" means the business of SSI described in
Section 2.3(a).

                           (d) "Bylaws"  means the bylaws of SSI as amended from
time to time in accordance with applicable law.

                           (e) "Capital  Stock" means shares of Common Stock and
Preferred Stock of SSI.
                           (f)   "Certificate   of   Incorporation"   means  the
certificate of incorporation of SSI as amended from time to time in accordance with applicable law.
                           (g) "Common Stock" means shares of common stock,  par
value $1 each, of SSI.
                           (h)   "Instruments   of   Indebtedness"   means   any
promissory note, debenture, bond or other similar instrument of indebtedness of SSI.
                           (i) "Northeast  Corridor"  means the geographic  area
where MSI  presently  conducts or  reasonably  expects to


                                        4






conduct its business operations, specifically being within the borders of the States of New York, New Jersey, Pennsylvania, Maine, New Hampshire, Vermont, Connecticut, Rhode Island and Massachusetts.

                           (j) "Option Events" has the meaning  assigned thereto
in Section 5.3(a).
                           (k) "Option  Exercise Date" has the meaning  assigned
thereto in Section 5.3(b).

                           (1) "Participant"  means, so long as such person is a
subscriber for or a holder of Capital Stock, (i) each of TFX and MSI, (ii) each person to whom the interest hereunder of either of the foregoing persons shall have been assigned by voluntary transfer or corporate merger or consolidation in a transaction permitted by Section 5.2, and (iii) each person who purchases any shares of Capital Stock from SSI.

                           (m) "Permitted Transferee" means a person to whom the
interest hereunder of a Participant shall have been assigned by voluntary transfer or corporate merger or consolidation in a transaction permitted by
Section 5.2.
                           (n)  "Permitted  Transferee of Capital Stock" has the
meaning assigned thereto in Section 5.2.



                                        5




                           (o)  "Preferred  Stock"  means  shares  of  preferred
stock, par value $1 each, of SSI.

                           (p)  "Restricted  Holder" means a holder of shares of
Capital Stock who is a Participant or a Permitted Transferee.

                           (q)  "Shareholder"  means each Participant so long as
such person holds any shares of Capital Stock.

                           (r) "SSI  Territory"  means all  geographic  areas of
North America, except specifically excluding the Northeast Corridor.

                           (s)  "Technology"  means the inventions,  techniques,
processes, programs and knowhow of MSI to be licensed to SSI pursuant to the License Agreement (hereinafter defined).

                           (t) "License  Agreement" means the technology license
agreement between SSI and MSI referred to in Section 3.4, as the same may be amended from time to time.

                           (u)  "Value"  has the  meaning  assigned  thereto  in
Section 5.5.




                                        6







                  1.2      Other Interpretive Matters.


                           (a) Unless otherwise specified, all references herein
to "Articles," "Sections," "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement.

                           (b)  No   provision   of  this   Agreement   will  be
interpreted in favor of, or against, any party hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.


         2.     Organization and Operation of SSI



                   2.1 Jurisdiction of Incorporation. SSI will be incorporated under the laws of the State of Delaware.


                   2.2 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of SSI will be substantially as set forth in Exhibits "A" and "B" hereto.




                                        7







                   2.3 The Business of SSI; Other Business Interests and Activities of Participants.


                            (a) The business of SSI (the  "Business") will be to
lease surgical instruments and related products to hospitals and other health care facilities located within the SSI Territory together with the related performance of decontamination, cleaning, disinfecting, sterilization, processing, packaging, pickup and delivery services with respect to such leased surgical instruments and related products.

                            (b) SSI may also  engage in such other  business  as
the Board of Directors may from
time to time determine.

                            (c) SSI may engage in the Business in the  Northeast
Corridor if the Participants hereafter determine that it is in their respective best interests and the best interests of SSI to do so. Nothing herein shall be construed or interpreted to authorize SSI's conduct of the Business in any part of the Northeast Corridor unless and until each Participant expressly consents to and authorizes such action.

                            (d) Each  Participant has other business  activities
and interests, some of which relate to or may be competitive with the Business of SSI. The Participants specifically acknowledge that MSI's business as presently conducted by it in the Northeast Corridor is competitive with the Business of SSI as contemplated to be conducted by this Agreement. Nothing in this Agreement or in any other agreement or instrument executed pursuant hereto shall


                                        8





be interpreted or construed to restrict or limit in any manner (i) MSI's ability to conduct its business and affairs in the Northeast Corridor, (ii) TFX' ability to conduct any business presently conducted by it or an Affiliate (including any other related business activities which hereafter may flow therefrom by a reasonable expansion and development of any such business activities presently conducted by TFX or an Affiliate), whether conducted within or without the SSI Territory or the Northeast Corridor, or (iii) MSI's or TFX' (or an Affiliate of either) ability to conduct any business of any nature or description whatsoever outside of the SSI Territory, whether or not any such business is similar or dissimilar to the Business of SSI.


                           (e) No Participant  shall have any obligation or duty
to offer to SSI any corporate or business opportunity to engage in any business activity other than the Business of SSI specifically described in Section 2.3(a) of this Agreement.


                  2.4 Location. SSI shall have offices and facilities where the Board of Directors determines. The parties presently contemplate that the initial headquarters of SSI will be in the vicinity of Orlando, Florida.


                  2.5 Directors and Officers; Actions by the Board.

                           (a) The Board of  Directors  of SSI will  consist  of
such number of directors as may be fixed by the Board pursuant to the Bylaws; provided that such number of directors shall not be less than three. The initial Board will consist of the following persons:


                                        9






                                    Scott Bartos
                                    Larry C. Buckelew
                                    D. Michael Deignan


                           (b) The parties contemplate that SSI may organize one
or more wholly owned subsidiaries from time to time to conduct the Business in specific geographic regions within the SSI Territory.

                           (c)  Except as the Board or the  shareholders  of SSI
may hereafter determine from time to time, the directors of SSI will serve without compensation. SSI will reimburse each director for all reasonable expenses incurred by such director in the performance of his or her duties, including attendance at Board meetings.

                           (d) The Board of Directors  will appoint the officers
of SSI in accordance with applicable law. It is not presently contemplated by the parties that any of MSI's officers or employee's will serve as an officer of SSI.

                           (e) Each  Participant  will  nominate  one  person to
serve as its representative on SSI's Board of Directors (a "Participant's Representative"). The Participants will at all times vote their shares of Capital Stock to elect each such Participant's Representative to the Board of Directors. In any transaction, business activity or other matter which requires the consent of a Participant, the consent or approval of a Participant's Representative at any meeting of SSI's Board of Directors or shareholders shall constitute the required consent of a Participant.



                                       10







The Participants contemplate that MSI's initial Representative on SSI's Board of Directors will be D. Michael Deignan and TFX' initial Representative will be Larry C. Buckelew. A Participant may change its designated Representative at any time and from time to time by providing notice of such change to SSI and the other Participants.


                  2.6 Auditors. The auditors of SSI will be selected by the Board of Directors. Such auditors may also be the auditors for any Participant. It is anticipated that the initial auditors of SSI will be Price Waterhouse.


         3.      Capitalization of SSI.

                 3.1 Subscription for Common Stock by TFX. TFX will subscribe for 625 shares of Common Stock at the price per share of $1.00, being $625 in the aggregate.

                  3.2 Subscription for Common Stock by MSI. MSI will subscribe for 375 shares of Common Stock at the price per share of $1.00, being $375 in the aggregate.

                  3.3 Subscription for Preferred Stock by TFX. TFX will subscribe for 100 shares of Preferred Stock at a price per share of $50,000, being $5,000,000 in the aggregate, which Preferred Stock will have terms and conditions substantially as set forth in Exhibit C (the "Series A Preferred Stock"). TFX will pay the $5,000,000 aggregate purchase price for the Series A Preferred Stock by paying One Hundred Thousand Dollars ($100,000) in cash to SSI


                                       11




and issuing to SSI its Demand Note in the amount of $4,900,000 in substantially the form of Exhibit D hereto.

                  3.4 Contributions by MSI. MSI will license to SSI the Technology for SSI's exclusive use and benefit in the SSI Territory pursuant to a License Agreement in substantially the form of Exhibit E hereto.


                  3.5      Additional Capital Requirements; Other Services.


                           (a)  The  Participants   contemplate  that  SSI  will
require additional capital financing, which it is anticipated will be realized by long term and short term borrowings by SSI and by its sale of Instruments of Indebtedness. TFX may make available to SSI all or a part of such financing from its own resources, but TFX has no obligation to do so.

                           (b) The  Participants  contemplate  that  TFX and MSI
will provide management and other services to SSI, including from time to time temporary or parttime service of employees of TFX, MSI or an Affiliate of either, the cost of which will be charged to SSI.

         4. Dividends and Distributions. SSI will pay such dividends and distributions to the holders of its Capital Stock as may be declared by the Board of Directors from time to time in accordance with applicable law.


                                       12




         5. Restriction on Transfer of Shares of SSI; Options to Purchase a Participant's Shares under Certain Circumstances.


                  5.1  Restrictions on Transfer of Shares.


                            (a)  No  Transfer   Without   Compliance  with  this
Article. No Participant will sell, transfer or otherwise dispose of any shares of Capital Stock held by such Participant except in compliance with this Section
5.1 or as permitted by Section 5.2. The term "sell", "transfer" or "otherwise dispose" with respect to any share of Capital Stock means any voluntary action intended to create an interest in or change the ownership of any such share, or having the same effect, including but not limited to any sale, gift or exchange or any transfer by reason of a corporate merger or consolidation.

                            (b)  Right  of  First  Refusal.   If  a  Participant
proposes to sell or otherwise dispose of any Shares otherwise than in a transaction permitted by Section 5.2, such Participant (a "Selling Holder") will give written notice thereof (the "Selling Holder's Notice") to SSI and each other Participant (the "Other Participants"), stating (i) the identity of the proposed transferee and the number of shares of Capital Stock to be transferred,
(ii) the value of the consideration to be received by the Selling Holder therefor and (iii) the other terms and conditions of such transaction, and such Participant will offer to sell such shares on the same terms and conditions (except that the price shall be the lesser of (x) the value of the consideration from the proposed transferee and (y) the Value as determined pursuant to Section
5.5 hereof) to SSI and, to the


                                       13






extent that such offer shall not be accepted as to all such shares, to the Other Participants, as hereinafter provided. SSI may assign its rights to purchase any such shares to such persons, including Other Participants, as its Board of Directors may determine.

                           (c)  Purchase  by SSI  and its  Assigns.  SSI and its
assignees referred to in paragraph (b) of this Section may accept all or any part of such offer by giving written notice to the Selling Holder, specifying the number of whole shares to be purchased, within thirty (30) days after SSI's receipt of the Selling Holder's Notice.

                           (d)  Purchase by Other  Participants.  If SSI and its
assignees shall not have accepted such offer to purchase all such shares within the time provided therefor in paragraph (c), the Selling Holder will forthwith give notice thereof to the Other Participants. Such notice shall include a copy of the Selling Holder's Notice, a statement of the number of shares so accepted for purchase by SSI and its assignees, and an offer to sell the balance of the shares referred to in such Selling Holder's Notice (the "Remaining Shares") to the Other Participants on the terms and conditions referred to in paragraph (b) of this Section. Such Other Participants may accept such offer by giving notice in writing to such Selling Holder, specifying the number of whole shares to be purchased. Any such notice of acceptance shall be given within thirty (30) days after such Participant's receipt of the copy of the Selling Holder's Notice and statement given pursuant to this paragraph. If more than one such Other Participant elects to purchase any of such shares, each will have the right to purchase that number of whole shares which bears the same ratio (treating fractional amounts as the closest whole number) to the total


                                       14






number of Remaining Shares as the number of shares of Capital Stock then held by such Other Participant bears to the total number of shares held by the all Participants who have elected to purchase any such shares. If any Participant's notice of acceptance specifies a number of shares greater than the proportionate amount which such Participant has the right to purchase hereunder, such acceptance will be deemed to be reduced to the maximum number of whole shares which such Participant may so purchase.

                           (e) Election to Purchase Less Than All Shares Offered
is Revocable By Selling Holder. If SSI, its assignees and the Other Participants shall have given notices of election to purchase less than all the shares offered for sale by a Selling Holder's Notice, the Selling Holder's offer to sell such shares to SSI and such Other Participants pursuant to his Section may be revoked by such Selling Holder within ten (10) days after the expiration of the period specified in paragraph (d) of this Section.

                           (f) Selling Holder May Transfer Unaccepted Shares. If
all such shares shall not have been sold to one or more of SSI, its assignees and the Other Participants pursuant to the foregoing provisions of this Section, then the Selling Holder may sell or otherwise dispose of such shares to the proposed transferee on the terms and conditions specified in the Selling Holder's Notice within a period of thirty (30) days following the expiration of the time during which SSI and the Other Participants were entitled to accept the offer to purchase any such shares. If such shares shall not be so sold or otherwise disposed of by the Selling Holder, such shares will again be subject to the restrictions of this Agreement.


                                       15




                  5.2 Permitted Transfers. The following transfers of shares of Capital Stock may be made by a Participant without compliance with Section 5.1; provided that in the case of a transfer provided for in paragraph (a) of this Section, such shares shall continue to be subject, with respect to any further transfer by the transferee thereof, to the restrictions set forth in this Article, and each such transferee, as a condition to the registration by SSI of the transfer of such shares, will deliver to SSI a written undertaking to be bound by the provisions of this Article. Each transferee of shares pursuant to a transaction permitted by this Section is sometimes herein referred to as a "Permitted Transferee of Capital Stock."


                           (a) Successors and Affiliates of the TFX Participant.
Any transfer to (i) any Affiliate of the TFX Participant or (ii) any successor (by merger, sale or otherwise) to all or any substantial part of the business of the TFX Participant or any Affiliate thereof


                           (b)  Acquisition  of  Substantially   All  Shares.  A
transfer to a person pursuant to an offer to acquire all outstanding shares of Capital Stock on substantially the same terms, which offer shall have been approved by the Participants holding at least 51% of all shares of Capital Stock then held by Participants.


                           (c) Public Offering.  Any sale and transfer of shares
of Capital Stock pursuant to an effective registration statement filed by SSI under the Securities Act of 1933.




                                       16






                 5.3      SSI's Option to Purchase Shares in Certain Events.


                           (a)  Upon  the  occurrence  of any  of the  following
events (an "Option Event") affecting or relating to a Restricted Holder or the shares of Capital Stock held by a Restricted Holder, SSI shall have the option to purchase all (but not less than all) of the shares of Capital Stock held by such Participant at such time:


                                    (i)     a Restricted Holder shall purport to
                                            transfer any shares of Capital Stock
                                            held by such  Restricted  Holder  in
                                            violation  of  the   provisions   of
                                            Section 5.1;

                                    (ii)    any shares of Capital  Stock held by
                                            a   Restricted   Holder   shall   be
                                            attached,  levied  upon or  executed
                                            against  in   connection   with  the
                                            enforcement of any lien, judgment or
                                            encumbrance    or    otherwise    be
                                            transferred by operation of law; or

                                    (iii)   an  order  for   relief   against  a
                                            Restricted  Holder  shall be entered
                                            in an  involuntary  case  under  the
                                            United States  Bankruptcy Code, or a
                                            Restricted     Holder    shall    be
                                            adjudicated a bankrupt or insolvent,
                                            or  an  order   shall   be   entered
                                            appointing a receiver or trustee for
                                            such Restricted Holder's property or
                                            approving    a   petition    seeking
                                            reorganization   or  other   similar
                                            relief under the bankruptcy or other
                                            similar laws of the United States or
                                            any state or any other jurisdiction,
                                            or a Restricted  Holder shall file a
                                            petition,  answer or other  document
                                            seeking or  consenting to any of the
                                            foregoing  or  otherwise  seeking to
                                            take advantage of any debtor's act.










                                       17







                           (b)  Such  option  may be  exercised  by SSI  (or any
assignee of SSI) at any time within ninety (90) days after the date SSI shall have received written notice that an Option Event has occurred.

                   5.4 SSI May Assign its Rights to Purchase Shares. SSI may, upon due authorization by the Board of Directors, assign to one or more persons (each of whom then is, or upon acquisition of any shares of Capital Stock shall become, a party to this Agreement) all or any part of SSI's right to purchase any shares of Capital Stock pursuant to the option provided for in Section 5.3 hereof.

                  5.5 Purchase Price. The purchase price of the shares of a Restricted Holder purchased by exercise of the option under Section 5.3 will be the Value thereof determined pursuant to this Section. The Participants may at any time and from time to time agree in writing upon the "Value" of each share, which writing shall be signed by each Participant and attached to this Agreement, shall stipulate the period of time during which such Value shall remain effective, and may contain any other limiting terms and conditions as the Participants may agree. In the absence of an effective written agreement, the "Value" of each such share will be the amount, determined pursuant to the procedure provided for in the balance of this Section, which would be distributed to such Restricted Holder in respect of such shares if (i) all of the assets and business of SSI were sold on the date when SSI exercises its option under Section 5.3 (the "Determination Date") at such reasonable price as might be paid by a willing buyer thereof who assumed all of SSI's obligations and liabilities and (ii) the net proceeds of such sale, after deducting taxes



                                       18





payable by SSI and SSI's expenses of such sale and the windingup of its business, were distributed to the stockholders of SSI as liquidating distributions. If SSI (or its assignee) and such Restricted Shareholder shall not have agreed in writing on the Value of the shares, within 60 days after the Determination Date, such parties will endeavor to agree upon an appraiser whose determination of Value shall be final. If such parties are unable to agree upon such an appraiser within 90 days after the Determination Date, each such party will designate a qualified appraiser of recognized standing in the United States, and the Value of such shares will be the mean of the amounts thereof determined by such appraisers. If such Restricted Holder fails to appoint such a qualified appraiser, the Value will be the amount determined by the appraiser appointed by SSI.

                  5.6 Transfers in Violation of this Agreement. SSI shall not register any transfer of a share of Capital Stock made in violation of this Agreement.

                  5.7 Failure to Offer or Transfer Shares. If, upon the exercise of the option provided for in Section 5.3, any person holding shares of Capital Stock subject to purchase hereunder does not assign and transfer such shares to the purchaser thereof upon tender of the purchase price therefor, such tender will result in an immediate assignment and transfer of such shares to such purchaser. Upon receipt of notice thereof, SSI will mark its records to indicate that the certificate or certificates for such shares are canceled and will issue new certificates therefor to such purchaser. Each Participant and Permitted Transferee hereby appoints irrevocably the Secretary of SSI from time to time in office the attorney for such person to make


                                       19




assignments and transfers on SSI's books on behalf of such person in accordance with the foregoing.


                  5.8   Legends   on  Share   Certificates.   All   certificates
representing shares of Capital Stock at any time held by a Participant will bear thereon a legend in substantially the following form:

                           "The shares represented by this certificate may not be transferred except in compliance with a certain agreement among the issuer hereof and certain of its shareholders, dated as of May 16, 1997."


          6. Shares Acquired for Investment. Each Participant represents that it is acquiring the shares of Capital Stock to be acquired by it pursuant hereto for investment only and without any view to the distribution thereof.


          7. Assignment.


                  7.1 Prohibited Assignment. Except for Permitted Transfers, no Participant may assign (by conveyance, merger, operation of law or otherwise) any of its rights or interests in this Agreement.



                                       20






                  7.2 Permitted Transfer. A "Permitted Transfer" is any of the following:


                           (a) A  transfer  by any  Participant  of any of  such
Participant's interest hereunder or in SSI to a person who is at the time a Participant.

                           (b) A transfer  by any  Participant  of any shares of
Capital Stock permitted by or in compliance with Article 5.

                           (c) A transfer by any  Participant  of  substantially
all of its other interests hereunder to a person to whom a Permitted Transfer referred to in paragraph (b) of this Section is made.


          8.  Joinder  by SSI.  SSI will  join in this  Agreement  as a party by
executing  a  counterpart   hereof.   Thereafter   SSI  will  be  bound  by  the
restrictions, and be entitled to the benefits, of this Agreement.


          9.  Public  Announcements.  Without the prior  written  consent of the other Participants, which consent will not be unreasonably withheld, no Participant will make any public announcement including, but not limited to, any press release concerning the existence or terms of this Agreement, any other agreement or instrument executed pursuant hereto, or the transactions contemplated hereby and thereby.





                                       21






         10. Governing Law; Submission to Jurisdiction of Pennsylvania. This Agreement will be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Pennsylvania without giving effect to conflicts of laws provisions. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, each Participant and SSI hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the Commonwealth of Pennsylvania or of any Federal Court located in Pennsylvania including, without limitation, the Court of Common Pleas of Philadelphia County and the United States District Court for the Eastern District of Pennsylvania. Each Participant and SSI hereby irrevocably agrees to service of process by certified mail, return receipt requested, postage prepaid, to their respective addresses set forth in Section 11 of this Agreement. Each Participant and SSI irrevocably waives any objection which any of them may now or hereafter have to the laying of the venue of any such suit action or proceeding brought in any such court and any claim that such suit, action, or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with this Article shall be deemed in every respect effective and valid personal service of process upon such party.

          11. Notices. All notices, consents and other communications required or permitted hereunder or in connection herewith or the transactions contemplated hereby shall be in writing and shall be deemed to have been duly given if delivered or sent by receipt verified telefax (or any similar means of electronic communication) to a party at the following addresses or to such other address as such party may hereafter specify by notice:


                                       22






                                            If to TFX or SSI

                  (before it shall establish its office pursuant to Section 2.4) to:

                                            TFX Equities Incorporated
                                            1787 Sentry Parkway West
                                            Suite 220
                                            Blue Bell, PA 19422
                                            Attn: John J. Sickler
                                            Telefax: (215) 6419465

                                            With a required copy to:

                                            Beckman and Associates
                                            235 South 17th Street
                                            Philadelphia, PA 19103
                                            Attn: Bradley T. Beckman
                                            Telefax: (215) 7323630

                                            If to MSI to:

                                            Medical Sterilization, Inc.
                                            225 Underhill Boulevard
                                            Syosset, NY 11791
                                            Attn: D. Michael Deignan
                                            Telefax: (516) 4968328

                                            With a required copy to:

                                            Murtagh, Cohen & Byrne
                                            1100 Franklin Avenue
                                            Garden City, New York 11530
                                            Attn: Harvey Cohen
                                            Telefax: (516) 7471355

          12. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.




                                       23







          13. Amendment and Modification. No amendment or modification of or supplement to this Agreement will be effective unless it is in writing and duly executed by each party to be charged thereunder.

          14. Entire Agreement. This Agreement and the documents and instruments executed pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any other prior agreements or understandings between any of them relating thereto.


          15. Headings and Titles. The headings and titles of articles, sections, paragraphs and the like in this Agreement are inserted for convenience of reference only, form no part of this Agreement and shall not be considered for the purpose of interpreting or construing the provisions hereof.


          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                                       24






          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                         TFX EQUITIES INCORPORATED


                                         By: /S/ John J. Sickler
                                            --------------------------
                                            John J. Sickler, President


                                         MEDICAL STERILIZATION, INC.



                                         By: /S/ D. Michael Deignan
                                            ------------------------------
                                             D. Michael Deignan, President


                                         Joinder by:

                                         SSI SURGICAL SERVICES, INC.


                                         By: /S/ Scott Bartos
                                            -----------------------------
                                            Scott Bartos, President
















                                       25